TEXAS ASSOCIATION OF REALTORS®
COMMERCIAL SUBLEASE
USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS® IS NOT AUTHORIZED.
©Texas Association of REALTORS®, Inc. 2014

1.	PARTIES: The parties to this sublease are:
Sublessor:    American Christmas Light & Supply, Inc.
704 E. 44th Street Lubbock, TX 79404; and
Sublessee:     Royal Bodycare Inc.
2301 Crown Ct. Irving, TX 75038.

2.	SUBLEASED PREMISES:

A.	Sublessor leases to Sublessee the following described real property, known as the “subleased premises,” along with all its improvements:

Suite or Unit Number 2301 containing approximately 119,192 square feet of rentable area in 2301 Crown Ct. (project name) at 2301 Crown Ct. (address) in Irving (city), Dallas (county), Texas, which is legally described on attached Exhibit or as follows: Walnut Hill Distribution Center Walnut Hill Distribution Center 4 BLK4 Lot 1 ACS 6.972 VOL20001053/3722 DDO3152001 CO-DC 5654600400 1325656004 and which is shown on the attached (Identify schematic, floor plan or exhibit). The rentable area of the subleased premises may not equal the actual useable area within the subleased premises and may include an allocation of common areas in the building in which the subleased premises are located. The rentable area will not be adjusted if remeasured except to conform to the area measurement under the master lease.

B.
“Master lease” means the written lease dated June 1, 2015, under which Sublessor leases the subleased premises from    BCKK Investment Group, Inc. (Landlord), a copy of which is attached to this sublease and incorporated by reference.

3.	TERM: The term of this sublease is 11 months and days, commencing on April 1, 2015 and ending on April 30, 2016.

4.	RENT AND EXPENSES:

A.	Base Monthly Rent: On or before the first day of each month during this sublease, Sublessee will pay base monthly rent as described on attached Exhibit or as follows:

Dates		Rate per rentable square foot (optional)		Base Monthly Rent $
From	To	$ Monthly Rate	$ Annual Rate
06/01/2015	04/30/2016	/ rsf / month	417,172.00/ rsf / year	34,764.33
		/ rsf / month	/ rsf / year
		/ rsf / month	/ rsf / year
		/ rsf / month	/ rsf / year
		/ rsf / month	/ rsf / year

(TAR-2116) 4-1-14    Initialed for Identification by Sublessor: _____, _____ and Sublessee: _____, _____ Page 1 of 7
Sperry Van Ness Dunn Commercial, 1202 Corporate Drive West Arlington, TX 76006
Phone: (640)480-8200    Fax: 817-640-1217    David Dunn                        2301 Crown Court
Produced with zipForm® by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com

Commercial Sublease concerning: 2301 Crown Ct., Irving, TX 75038

B.	First Full Month’s Rent: Sublessee will pay the first full base monthly rent on or before June 1, 2015.

C.
Prorated Rent: If this sublease begins on a day other than the first day of a month, Sublessee will pay Sublessor, as prorated rent, an amount equal to the base monthly rent multiplied by the following fraction: the number of days from the date this sublease begins to the first day of the following month divided by the number of days in the month in which this sublease begins. Sublessee will pay the prorated rent on or before the date this sublease begins.

D.	Additional Rent: In addition to the base monthly rent and prorated rent, Sublessee will pay, as additional rent at the times required under the master lease, the following:
X (1) all amounts that the master lease identifies as additional rent or as expense reimbursements that Sublessor is obligated to pay under the master lease except:
(2) % of Sublessor’s pro rata share of expense reimbursements that Sublessor is obligated to pay under the following paragraphs or addenda of the master lease:

(3)

E.	Place of Payment: Except when this Sublease provides otherwise, Sublessee will remit all amounts due under this sublease to the following person at the place stated:

Name:     American Christmas Light & Supply, Inc.
Address:     704 E. 44th Street Lubbock, TX 79404

F.	Method of Payment: Sublessor must pay all rent timely without demand, deduction, or offset, except as permitted by law or this sublease.

G.
Late Charges: If rent is not actually received by the person designated to receive the rent at the place of payment within 5 days after the date it is due, Sublessee will pay a late charge equal to the amount of the late charge stated in the master lease. In this paragraph, the mailbox is not the agent for receipt for the person named to receive payment. Acceptance of a late charge does not waive Sublessor’s right to exercise its remedies under Paragraph 15.

H.
Returned Checks: For each check that Sublesee tenders and is returned by the institution on which it is drawn for any reason, Sublessee will pay: (1) any late charges until payment is made in full; and (2) an amount equal to the charge in the master lease for a returned check.

5.	SECURITY DEPOSIT:

A.	~~Upon execution of this sublease, Sublessee will pay $ to Sublessor as a security deposit.~~

B.
Sublessor may apply the security deposit to any amounts owed by Sublessee under this sublease. If Sublessor applies any part of the security deposit during any time this sublease is in effect to amounts owed by Sublessee, Sublessee must, within 10 days after receipt of notice from Sublessor, restore the security deposit to the amount stated.

C.
Within 60 days after Sublessee surrenders the leased premises and provides Sublessor written notice of Sublessee’s forwarding address, Sublessor will refund the security deposit less any amounts applied toward amounts owed by Sublessee or other charges authorized by this sublease.

(TAR-2116) 4-1-14    Initialed for Identification by Sublessor: _____, _____ and Sublessee: _____, _____ Page 2 of 7
Produced with zipForm® by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com     2301 Crown Court

Commercial Sublease concerning: 2301 Crown Ct., Irving, TX 75038

6.	UTILITIES, MAINTENANCE, AND REPAIRS:

A.
Sublessee will pay for all amounts that Sublessor is obligated to pay under the master lease for utilities, connection charges, maintenance of the subleased premises, and repairs to the subleased premises except: . Sublessee will remit the amounts due under this paragraph to the persons who are to be paid for such services under the master lease.

B.	If any condition needing repair or maintenance is the Landlord’s obligation under the master lease:
X (1) Sublessee will notify Sublessor of the condition and Sublessor will then notify Landlord as provided in the master lease.
(2) Sublessee will notify the Landlord of the condition and provide a copy of the notice to Sublessor.

7.	INSURANCE:

A.
During all times this sublease is in effect, Sublessee must, at Sublessee’s expense, maintain in full force and effect from an insurer authorized to operate in Texas insurance policies that are equivalent in coverage and amounts to the insurance policies that Sublessor is required to maintain under the master lease.

B.
The insurance policies under this Paragraph 7 must name Sublessor and Landlord as additional insureds. Sublessee must provide Sublessor with a copy of the insurance certificates evidencing the required coverage before the date this sublease begins.

C.	Sublessee must promptly notify Landlord and Sublessor of any casualty loss.

8.	USE AND HOURS:

A.
Sublessee may not use the subleased premises in any manner or at any time that conflicts with the permitted use and time in the master lease or that cause Sublessor to be in default of the master lease.

B.	Sublessee will comply with:

(1)	all of the terms of the master lease;

(2)	all of Landlord's rules and regulations; and

(3)	all laws, ordinances, and governmental orders and regulations that relate to the occupancy and use of the subleased premises.

9.
ALTERATIONS: Sublessee may not alter (including making any penetrations to the roof, exterior walls or foundation), improve, or modify the subleased premises and may not post any signs on or around the subleased premises without Sublessor’s written consent. Sublessee may not alter any locks or any security devices in the subleased premises without Sublessor’s consent. Any permitted alteration, improvement, modification, or sign and the removal of such items must comply with the master lease.

10.	ACCESS BY SUBLESSOR: Sublessor may enter the subleased premises for any reasonable purpose at reasonable times by providing Sublessee reasonable notice.

11.	MOVE-IN CONDITION:

A.	Sublessee has inspected the subleased premises and accepts it in its present (“as-is”) condition unless expressly noted otherwise in this sublease.

B.	Sublessor and any broker make no express or implied warranties as to the condition or permitted use of the subleased premises.

(TAR-2116) 4-1-14    Initialed for Identification by Sublessor: _____, _____ and Sublessee: _____, _____ Page 3 of 7
Produced with zipForm® by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com     2301 Crown Court

Commercial Sublease concerning: 2301 Crown Ct., Irving, TX 75038

12.	MOVE-OUT CONDITION:

A.
At the time this sublease ends, Sublessee will surrender the subleased premises in the same condition as when received, except for normal wear and tear. Sublessee will leave the subleased premises in a clean condition free of all trash, debris, personal property, hazardous materials, and environmental contaminants. “Surrender” and “normal wear and tear” have the meanings assigned to those terms under the master lease.

B.
If Sublessee leaves any personal property in the subleased premises after Sublessee surrenders possession of the subleased premises, Sublessor may, in addition to any remedy that Landlord may exercise under the master lease:

(1)	require Sublessee, at Sublessee’s expense, to remove the personal property by providing written notice to Sublessee; or

(2)	retain such personal property as forfeited property to Sublessor.

C.
Any fixtures that Sublessor does not require Sublessee to remove under this sublease or as provided by this paragraph become the property of Sublessor and must be surrendered to Sublessor at the time this sublease ends.

(1)
Signs: Unless Sublessor or Landlord notify Sublessee otherwise, Sublessee will remove, upon move-out and without damage to the subleased premises, all permitted signs that Sublessee places or causes to be placed on the subleased premises.

(2)
Other Fixtures: By providing written notice to Sublessee before this sublease ends, Sublessor may require Sublessee to remove, upon move-out and without damage to the subleased premises, any or all fixtures that are placed on the subleased premises by or at the request of Sublessee.

13.	LIENS: Sublessee may not do anything that will cause the title of the property on which the subleased premises are located to be encumbered in any way.

14.
INDEMNITY: Each party will indemnify and hold the other party harmless from any damage or liability caused by the non-indemnifying party or that party’s employees, patrons, guests, or invitees, including but not limited to damage to the subleased premises, damage to the project in which the leased premises are located, personal injury, or any other loss.

15.	DEFAULT:

A.	Default by Sublessee:

(1)	Sublessee will be in default of this sublease if Sublessee:

(a)	fails to pay rent at the place designated for payment by the time required;

(b)	substantially vacates or abandons the subleased premises;

(c)	causes Sublessor to be in default of the master lease; or

(d)	fails to comply with any provision in this sublease and fails to cure the non-compliance within 10 days after Sublessor notifies Sublessee of its failure to comply.

(2)
If Sublessee is in default Sublessor may, with at least 3 days written notice to Sublessee: (i) terminate this sublease, or (ii) terminate Sublessee’s right to occupy the subleased premises without terminating this sublease and may accelerate all rents which are payable during the remainder of this sublease. Sublessor will attempt to mitigate any damage or loss caused by Sublessee's breach by using commercially reasonable means and Sublessee will be liable for Sublessor’s damages, including but not limited to, lost rent, reletting expenses, repairs, cleaning costs, eviction costs, collection costs, attorney’s fees, court costs, and prejudgment interest.

(TAR-2116) 4-1-14    Initialed for Identification by Sublessor: _____, _____ and Sublessee: _____, _____ Page 4 of 7
Produced with zipForm® by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com     2301 Crown Court

Commercial Sublease concerning: 2301 Crown Ct., Irving, TX 75038

(3)
If Sublessee is in default under Paragraph 15A(1)(c), Sublessor may, in addition to or as an alternative to the remedy under Paragraph 15A(2), enter the subleased premises and perform whatever action is required to be performed under the master lease and Sublessee must, upon demand, reimburse Sublessor the expenses it incurs in bringing Sublessee into compliance.

B.	Default by Sublessor:

(1)	Sublessor will be in default of this sublease if:

(a)	Sublessor fails to comply with any provision in this sublease and fails to cure the non-compliance within 10 days after Sublessee notifies Sublessor of its failure to comply; or

(b)	Sublessor’s actions or omissions cause it to be in default of the master lease.

(2)
If Sublessor is in default for any reason, Sublessee may exercise any remedy available at law. If Sublessor is in default under Paragraph 15B(1)(b), Sublessee may, in addition to or as an alternative to its other available remedies, perform whatever action Sublessor is required to perform under the master lease and Sublessor must, on demand, reimburse Sublessee the expenses it incurs in bringing Sublessor into compliance.

16.
CONTRACTUAL LIEN AND SECURITY INTEREST: To secure Sublessee’s performance under this sublease, Sublessee grants to Sublessor a lien and security interest against all of Sublessor’s nonexempt personal property that is in the subleased premises or project in which the subleased premises are located. This sublease is a security agreement for the purposes of the Uniform Commercial Code. Sublessee may file a financing statement to perfect Sublessee's security interest under the Uniform Commercial Code.

17.	ASSIGNMENT AND SUBLETTING:

A.
Unless the provisions of the master lease permit Sublessor to sublease the subleased premises, Sublessor will, before this sublease begins, deliver to Sublessee evidence of Landlord's consent to this sublease. If the evidence is not delivered by the time required, this sublease will be void and unenforceable.

B.
Sublessee may not assign this sublease or sublet any part of the subleased premises without Sublessor’s written consent. If the master lease requires Landlord’s permission for an assignment or sublease, Landlord’s permission will also be required before Sublessee may assign or sublease the subleased premises.

18.	SUBORDINATION: This sublease and Sublessee’s interest are and will be subject, subordinate, and inferior to the master lease and all items to which the master lease is subordinate.

19.	ATTORNEY’S FEES: Any person who is a prevailing party in any legal proceeding brought under or related to the transaction described in this sublease is entitled to recover prejudgment interest, reasonable attorney’s fees, and all other costs of litigation from the nonprevailing party.

20.	REPRESENTATIONS:

A.	Each party signing this sublease represents that he or she is of legal age to enter into a binding contract and is authorized to sign this sublease.

B.	If Sublessee makes any misrepresentation in this sublease or in any application for rental, Sublessee is in default.

C.	Sublessor is not aware of any condition on the subleased premises that would affect the health and safety of an ordinary person except:

(TAR-2116) 4-1-14    Initialed for Identification by Sublessor: _____, _____ and Sublessee: _____, _____ Page 5 of 7
Produced with zipForm® by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com     2301 Crown Court

Commercial Sublease concerning: 2301 Crown Ct., Irving, TX 75038

21.	BROKERS:

A.	The brokers to this sublease are:
Principal Broker: Dunn Commercial Management
Agent: David R. Dunn SIOR, CCIM
Address: 1202 Corporate Drive West
Arlington, TX 76006
Phone & Fax: (817)640-9964 (817)640-1217
E-mail: david.dunn@svn.com
License No.: 375841
Principal Broker: (Check only one box)
O    represents Sublessor only.
O    represents Sublessee only.
O    is an intermediary between Sublessor and Subtenant.

Cooperating Broker: Stream Realty Pratners DFW, Inc. LP
Agent: Ryan Boozer
Address: 2001 Ross Avenue Ste. 2800
Dallas, TX 75201
Phone & Fax: (214)210-1414 (214)300-1199
E-mail: ryan.boozer@streamrealty.com
License No.:
Cooperating Broker represents Tenant.

B.	~~Fees:~~

(1)	~~Principal Broker's fee will be paid according to: (Check only one box).~~

(a)	~~a separate written commission agreement between Principal Broker and: Sublessor Sublessee.~~

(b)	~~the attached Commercial Sublease Addendum for Broker's Fee (TAR-2118).~~

(2)	~~Cooperating Broker's fee will be paid according to: (Check only one box).~~

(a)	~~a separate written commission agreement between Cooperating Broker and: Principal Broker Sublessor Sublessee.~~

(b)	~~the attached Commercial Sublease Addendum for Broker’s Fee (TAR-2118).~~

22.	ADDENDA: Incorporated into this sublease are:

A.	the master lease;

B.	Commercial Landlord’s Consent to Sublease (TAR-2117);

C.	Commercial Sublease Addendum for Broker’s Fee (TAR-2118); and

D.	.

23.	NOTICES: All notices under this sublease must be in writing and are effective when hand-delivered, sent by mail, or sent by facsimile transmission to:
Sublessor at:    American Christmas Light & Supply, Inc.
Address: 704 E. 44th Street Lubbock, TX 79404
Phone: (806)722-1225    Fax: (806)712-1310
and a copy to:
Address:
Phone: Fax:
O    Sublessor also consents to receive notices by e-mail at: blake@thedecorgroup.com

Sublessee at the subleased premises,
and a copy to:     Royal Bodycare Inc.
Address: 2301 Crown Court Irving, TX 75038
Phone: (972)893-4000    Fax: (972)893-4111
O    Sublessee also consents to receive notices by e-mail at: steve.brown@rbslifesciences.com

(TAR-2116) 4-1-14    Initialed for Identification by Sublessor: _____, _____ and Sublessee: _____, _____ Page 6 of 7
Produced with zipForm® by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com     2301 Crown Court

Commercial Sublease concerning: 2301 Crown Ct., Irving, TX 75038

24.SPECIAL PROVISIONS: Post Closing Lease. At the Closing of the purchase and sale of the Property, Buyer will execute a lease to American Christmas Light & Supply, Inc. to be effective upon funding of the purchase and sale of the Property. American Christmas Light & Supply, Inc. agrees to sublease back to Royal Bodycare Inc. 119,192 square feet of the Property at the rate of $3.50 per square foot per year, triple net, payable monthly during the term of the sublease. The lease will be only effective upon the closing and funding of the sale of the Property pursuant to this Contract and the sublease term shall be from the date of closing and funding through April 30, 2016, on or before which date Seller as subtenant under the sublease shall vacate the Property. The sublease shall be a written lease agreement executed by Purchaser and Seller at the Closing, subject to approval by counsel for Purchaser and Seller.

25.	AGREEMENT OF PARTIES:

A.	Entire Agreement: This sublease contains the entire agreement between Sublessor and Sublessee and may not be changed except by written agreement.

B.	Time: Time is of the essence. The parties require strict compliance with the times for performance.

Brokers are not qualified to render legal advice, property inspections, surveys, engineering studies, environmental assessments, tax advice, or compliance inspections. The parties should seek experts to render such services. READ THIS SUBLEASE CAREFULLY. If you do not understand the effect of this sublease, consult your attorney BEFORE signing.

Sublessor: American Christmas Light & Supply, Inc.
704 E. 44th Street Lubbock, TX 79404

By:____________________________________
By (signature): /s/ Blake Smith
Printed Name: Blake Smith
Title: CEO     Date: 7/15/15

Sublessee: Royal Bodycare Inc.
2301 Crown Ct. Irving, TX 75038

By: ________________________________
By (signature): /s/ Steve Brown
Printed Name: Steve Brown
Title: CEO and President Date: 7/15/15

(TAR-2116) 4-1-14    Initialed for Identification by Sublessor: _____, _____ and Sublessee: _____, _____ Page 7 of 7
Produced with zipForm® by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com     2301 Crown Court